Exhibit 10.7

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made December 31, 1997

BETWEEN:

          ON-LINE FILM SERVICES INC., a company having an office at Suite 208, 2323 Boundary Road, Vancouver, British Columbia, V5M 4V8 ("Vendor")

AND:

          PURCHASER,  Businessman, of ....................,  Vancouver,  British
          Columbia, V6K 1G7
          ("Purchaser")


     WHEREAS Vendor has developed and/or acquired, and is the owner of, all rights, title and interest in the Work as hereinafter defined;

     AND WHEREAS Purchaser desires to purchase for use in Alberta an ownership interest in the Work in order to exploit it and generate profits from such exploitation.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual representations and covenants herein, the parties agree as follows:

1.   DEFINITIONS

     1.1 In this Agreement, the following terms shall have the following meanings:


          "Affiliate" has the meaning ascribed thereto by the Canada Business Corporations Act.

          "Bill of Sale" means the bill of sale of the Purchased Work to be delivered at Closing to Purchaser, as set out in Schedule "C".

          "Closing" means the completion of the purchase and sale of the Purchased Work contemplated herein.

          "Closing Date" means the date hereof, or such later date as agreed upon by the parties.

          "Derivative"  means software derived in any manner in whole or in part
          from  the  Program,  and  any  Program   improvements,   enhancements,
          modifications or updates thereto.

          "emc Valuation" means the Program valuation prepared by emc partners of Toronto, Ontario.

          "End Users" means talent agencies, their actors, casting directors and others in the film and television industry who subscribe to Casting Workbook Services, as defined in the Facilities Management Agreement.

          "External Valuation" means the independent Program valuation prepared for Purchaser by Evans


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                                      -2-


          & Evans Inc. of Vancouver, British Columbia.

          "Facilities Management Agreement" means the agreement entered into between Manager and Purchaser as of the Closing Date, appointing Manager as the exclusive supplier of Casting Workbook Services to End Users, as defined therein.

          "Field of Use" means the particular applications and fields of use of the Program with respect to which Purchaser is purchasing the Work, as described in Schedule "B".

          "Guarantee" shall have the same meaning as that term is defined in the Facilities Management Agreement.

          "Manager" means Prairie On-Line Management Services Inc. (formerly known as 758113 Alberta Ltd.), a corporation formed pursuant to the laws of Alberta, all of the issued and outstanding shares of which are beneficially owned by Vendor.

          "Ownership Territory" means the territory described in Schedule "D" throughout which Purchaser has acquired ownership of the Purchased Work.

          "Person" means any person, corporation or partnership.

          "Program"  means  the  computer   application  software  described  in
          Schedule "A", exclusive of that third party software or property incorporated in the Program listed in Schedule "E".

          "Program Design Specifications" means those Program specifications and technical information which enable any person reasonably skilled in software design, analysis or programming to maintain, support and further develop the Program.

          "Purchase Price" means the price which Purchaser shall pay to Vendor at Closing, subject to the terms and conditions hereof, to purchase the Purchased Work.

          "Purchased Work" means the Vendor's entire beneficial and legal interest in the Work for the Field of Use throughout the Ownership Territory.

          "Security" shall mean the Securities Pledge Agreement made between the Vendor and the Purchaser, together with such other agreements or acknowledgements as may be agreed between the parties prior to Closing.

          "Service Territory" means the territory throughout which Manager has been appointed the exclusive supplier of Casting Workbook Services, as defined and pursuant to the Facilities Management Agreement.

          "Source Code" means the human readable, high level language version of the Program capable, upon compilation, of being translated into machine executable object code.

          "Work" means:

               (a)  the Program, and all its Derivatives;

               (b) all trade-secrets, know-how, patents and copyrights in the Program, and all intellectual property registrations and applications relating to the Program and all its Derivatives;

               (c) all Program Design Specifications, Source Code, user manuals and training and


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                                      -3-


                    marketing materials in support of the Program and all its Derivatives;

               (d) Vendor's business plan for the development, marketing, distribution and exploitation of the Program and all its Derivatives to earn income; and

               (e) all rights with respect to the development, licensing, sale, support, maintenance, distribution, supply or exploitation of the Program and all its Derivatives.

2.   WARRANTY OF OWNERSHIP

     2.1  Vendor represents and warrants that;

               (a) it is the sole legal and beneficial owner of, and has good and marketable title to, the Purchased Work including, without limitation, any and all copyright, know-how, trade secrets and patents relating to the Program, free and clear of all liens, charges and encumbrances, excluding that third party software or property incorporated in the Program listed in Schedule "E";

               (b) the Program has been acquired or developed by or on behalf of Vendor;

               (c) to its knowledge, the Purchased Work does not and will not infringe upon or violate any intellectual property right of any person;

               (d) to its knowledge there are no claims made or actions pending or threatened regarding the ownership of, or infringement of any third party rights by the Purchased Work;

               (e) any third party software incorporated into or used in connection with the Purchased Work by Vendor is licensed to Vendor at no additional cost to the Purchaser; and

               (f) to its knowledge, after reasonable unit and integration testing, there are no material programming errors or defects in the Program and in the event that any programming errors or defects are discovered in the Program or any Derivative, Vendor will forthwith correct all such programming errors or defects.

3.   SALE AND PURCHASE

     3.1 Vendor agrees to sell, convey, assign and transfer to Purchaser in Calgary, Alberta, and Purchaser agrees to buy, the Purchased Work at Closing, for the full Purchase Price of $x.xxx,xxx.

4.   PAYMENT OF PURCHASE PRICE

     4.1 Purchaser agrees to make payment of the Purchase Price to Vendor as follows:

          (a)  $x,xxx,xxx on Closing, by certified cheque; and

          (b)  $xxx,xxx on April 30, 1998 by certified cheque

          It is the intention of the parties that the Purchase Price shall be paid to Vendor in accordance with the provisions of this Agreement and that no funds be retained in escrow pending the completion of any registrations or post Closing Date obligations, provided that all closing documents shall have been delivered by Vendor on or before Closing as required by this Agreement.


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                                      -4-


     4.2 As evidence of the obligation of the Purchaser to pay the balance of the Purchase Price shown above on April 30, 1998, Purchaser shall deliver to the Vendor a non-interest bearing promissory note in the amount of $208,587.50 due on April 30, 1998.

5    TAXES

     5.1 Purchaser shall be responsible for and shall pay all sales, ad valorem and excise tax, payable with respect to the purchase of the Purchased Work. Vendor agrees to co-operate with Purchaser in facilitating its applications for waivers, exemptions and input tax credits with respect to such payments.

6    VALUATION REPRESENTATIONS

     6.1 Purchaser acknowledges that Vendor has assisted in providing information for the External Valuation and that Purchaser has received the External Valuation, which appraises the value of the Work as it applies to the Field of Use in North America at a range of $11,750,000 to $13,000,000 and on which External Valuation Purchaser has relied in part in agreeing to enter into this Agreement.

     6.2 Vendor represents and warrants that to the best of its knowledge, as of the Closing Date:

          (a) no data or information provided by it for the External Valuation contains any material error, and

          (b)  Vendor  has  no   information  or  reason  to  believe  that  any
               assumption used in the preparation of the External Valuation is not reasonable or accurate in all material respects.

7    PROGRAM MAINTENANCE

     7.1 Throughout the term of the Facilities Management Agreement, Vendor shall maintain, enhance and update the Program at Vendor's own expense and shall forward to Purchaser at the address shown in Section 9.2 copies of the updated Source Code and Program Design Specifications from time to time as Derivatives are produced.

8    PRE-CLOSING CONDITIONS

     8.1 It is a condition precedent to Purchaser's obligation to complete the purchase contemplated herein that Vendor shall have, prior to the Closing Date:

          (a)  allowed   Purchaser  to  review  all  existing   certificates  of
               registration and documents of title, if any, with respect to the Program;

          (b)  allowed Purchaser to review the Program's operation and use;

          (c) maintained the Work in the ordinary course of business as would reasonably be expected of a careful and prudent owner, and shall not have entered into any agreement affecting any rights or interest in the Purchased Work other than in the ordinary course of business without Purchaser's prior written consent;

          (d) maintained all registrations and applications for intellectual property protection for the Program, if any, in good standing; and


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                                      -5-


          (e) provided to Purchaser a copy of the Vendor's business plan with respect to the Program; and

          that Purchaser shall be satisfied with respect thereto.

     8.2 It is a condition precedent to Purchaser's obligation to complete the purchase contemplated herein that Purchaser shall, prior to the Closing Date, have obtained the External Valuation, be satisfied with respect thereto and with respect to the viability of the Vendor's operations and business plan as related to the Work and be satisfied with the compatibility of the Program with the Casting Network as defined in the Facilities Management Agreement.

     8.3 It is a condition precedent to Closing that the Facilities Management Agreement and the Guarantee and Security relating thereto shall have been executed and delivered by the parties thereto.

9    TRANSFER OF TITLE AND POSSESSION

     9.1 Vendor acknowledges and agrees that on Closing, Vendor shall deliver to Purchaser the executed Bill of Sale and shall assign and convey to Purchaser free and clear of all liens, charges and encumbrances, and Purchaser shall thereupon acquire and own all rights, title and interest existing in and to the Purchased Work. Vendor covenants that it shall not thereafter, directly or indirectly, contest such ownership in any manner whatsoever, or apply for any form of intellectual property protection relating to the Purchased Work in the Ownership Territory without notice to and written consent of Purchaser.

     9.2 The Purchaser hereby directs the Vendor to and the Vendor hereby agrees to make delivery to the Purchaser of possession of the Purchased Work in Alberta as follows:

               Purchaser
               c/o McCarthy Tetrault
               Suite 3200, 421 - Seven Avenue S.W.
               Calgary, Alberta
               T2P 4K9

10   INTELLECTUAL PROPERTY RIGHTS

     10.1 Vendor represents, warrants and acknowledges that any and all of the trade secrets, copyrights, patents and other intellectual property rights applying to or incorporated in the Purchased Work shall, upon the Closing, vest in and become the sole property of Purchaser in the Ownership Territory except as may result from any incapacity of Purchaser; and Vendor shall not, directly or indirectly, at any time after the Closing in any way dispute any such rights.

     10.2 In the event that Derivatives are created or developed after the Closing Date during the term of the Facilities Management Agreement, Vendor acknowledges and agrees that the same shall, to the extent that they apply to the Purchased Work, be deemed to be part of the Program and shall belong to Purchaser.

     10.3 Vendor shall after the Closing Date not develop or distribute for itself or for any third party, or permit any Affiliate to so develop or distribute in the Ownership Territory, any software which incorporates the Purchased Work, except pursuant to the terms of the Facilities Management Agreement or any other agreement to which Purchaser is a party.

     10.4 Purchaser acknowledges that it is acquiring only the Purchased Work and that Vendor or certain third parties shall own and have the right to exploit the Work outside the Field of Use and also


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                                      -6-


          outside the Ownership Territory without infringing Purchaser's rights hereunder.

11   REPRESENTATIONS AND WARRANTIES

     11.1 Vendor represents and warrants that:

          (a) it has all requisite authority, right and power to enter into this Agreement;

          (b) it has requisite shareholder and director approval to enter into this Agreement;

          (c) it is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated;

          (d) it is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property;

          (e) it is not insolvent, bankrupt or in receivership and there are no bankruptcy proceedings threatened, pending or instituted against it;

          (f) to the best of its knowledge, there are no judgements outstanding or litigation pending, actual or threatened, against it;

          (g) its entering into this Agreement does not and will not constitute a breach of any of its obligations under any other agreement to which it is a party;

          (h) it has no information or reason to believe that copyright will not subsist in the Program and in the items described in paragraph (c) of the definition of Work hereinabove or in the Derivatives with the Purchaser following the Closing, and the Vendor will do nothing to place such rights in the public domain;

          (i)  neither it nor any third party has any pending  registrations  or
               applications  for  any   intellectual   property  rights  in  the
               Purchased Work, except as disclosed in writing to Purchaser;

          (j) any moral rights which Vendor may have to the Purchased Work are hereby waived;

          (k) the only products or proprietary information, including software, owned by any third party that have been incorporated into the Purchased Work are as set forth in Schedule "E" hereto and all necessary consents or licences to or for the use of any products, proprietary information or software incorporated into the Purchased Work by Vendor have been obtained by Vendor and shall be provided to Purchaser at no additional cost to Purchaser;

          (l) Schedule"A" sets out a description of the Program, complete in all material respects;

          (m) it has used and will until the Closing Date continue to use commercially reasonable efforts to keep the Purchased Work current and marketable;

          (n) no ownership interest in the Purchased Work has been sold, transferred, assigned or optioned to any third party;

          (o) it has received no notice of any infringement or piracy of the Purchased Work by any third party;

          (p) it is not a party to any non-competition agreement with respect to the Purchased Work;

          (q) the Purchased Work trade secrets and its Source Code have not been disclosed to any person except on a confidential basis in Vendor's normal course of business;

          (r) it has no information or reason to believe that any data or information provided by it for the External Valuation contains material errors or that the External Valuation was not prepared by arm's length persons having no interest in the Purchased Work or in the exploitation thereof;

          (s) it has no information or reason to believe that any assumptions used in the preparation of the External Valuation are not reasonable or accurate in all material respects; and

          (t) the Vendor has received the written unrestricted waiver of all moral rights which any other person may have in respect of the Purchased Work on or before the Closing Date, or for any waivers which the Vendor has not received by the Closing Date, the Vendor agrees to use reasonable efforts after the Closing Date to obtain such waivers.

     11.2 Nothing in this Agreement shall be construed as a representation or warranty by Vendor as to the scope of any patent rights for the
          Program.  Except  as  expressly  provided  in this  Section  11 and in
          Sections 2, 6, 7 and 10 hereof, there are no representations or warranties given by or on behalf of Vendor of any kind, express or implied. No oral or written information provided by Vendor or anyone on its behalf shall create any representation or warranty in addition to, or shall in any way increase the express representations and warranties contained in, Sections 2, 6, 7, 10 and 11 hereof. Neither Vendor nor its officers, directors, shareholders, employees, attorneys, accountants or agents are providing any legal, accounting or tax advice to Purchaser or anyone claiming through Purchaser, and Purchaser is obtaining Purchaser's own independent advice on all such matters.

     11.3 Purchaser represents and warrants that:

          (a) he has all requisite capacity, authority, right and power to enter into this Agreement;

          (b) he is not insolvent, bankrupt or in receivership and there are no bankruptcy proceedings threatened, pending or instituted against him;

          (c) to the best of his knowledge, there are no judgements outstanding or litigation pending, actual or threatened, against him;

          (d) his entering into this Agreement does not and will not constitute a breach of any of his obligations under any other agreement to which he is a party; and

          (e)  he is acquiring the Purchased Work as principal.

     11.4 All of the covenants, representations and warranties of the Vendor and the Purchaser under this Agreement shall survive the completion of the transactions contemplated in this Agreement and the sale, conveyance, assignment and transfer of the Purchased Work by the Vendor to the Purchaser.

12   INDEMNITY

     12.1 Vendor shall indemnify the Purchaser for all costs and damages incurred by the Purchaser pursuant to any action or claims by any Person for infringement of such Person's rights which action or claim is based upon the purchase or exploitation of the Purchased Work by the Purchaser.

     12.2 Purchaser shall indemnify and reimburse Vendor for any payments Vendor is required to make on


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                                      -8-


          account of any sales, ad valorem or excise tax which may be determined to be payable pursuant to Section 5.1 herein in circumstances where Purchaser fails to remit such payments where they are determined to be due and payable.

13   POST CLOSING OBLIGATIONS

     13.1 After the Closing, Vendor shall not, directly or through a third party, develop or supply in the Ownership Territory for the Field of Use any services or products which incorporates any of the Purchased Work, except as permitted by any other agreement between the parties hereto or between the Purchaser and the Manager.

     13.2 The Vendor shall not market in any manner, develop or sell any services or products which are competitive with the Purchased Works in the Ownership Territory for the Field of Use during the term of the Facilities Management Agreement, as may be extended pursuant to its terms.

     13.3 Each of the parties shall, as and when requested by the other, promptly execute and deliver such further and other assurances and do or cause to be done all such acts and things as may be reasonably necessary to implement and give effect to the provisions of this Agreement.

14   ASSIGNMENT

     14.1 Vendor may not assign this Agreement or any of its interests herein without the written consent of Purchaser, such consent not to be unreasonably withheld; provided, however, that any amalgamation, other than one which does not result in a change of control of the Vendor, shall be considered an assignment for the purposes of this Section 14.1.

15   NOTICE

     15.1 Unless otherwise expressly provided in this Agreement, any notice, request, direction, consent, waiver, extension, agreement or other communication that is or may be given or made hereunder shall be in writing and either personally delivered to the addressee or to a responsible officer of the addressee or sent by courier or facsimile transmission. The parties hereto may change their respective address for notice given in the manner aforesaid. Any notice given by facsimile transmission shall be deemed to have been received on the next business day after transmission. Any notice given by personal delivery shall be deemed to have been received on the business day on which it is delivered and left with the recipient or a responsible officer of the recipient at the recipient's address for notice.

16   GOVERNING LAW

     16.1 This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia without regard to conflict of laws provisions, and non-exclusive venue for any action or proceeding shall be in Vancouver. The parties hereto agree to be subject to the non-exclusive jurisdiction of such British Columbia courts as to the enforcement of the provisions of this Agreement. The prevailing party in any action brought to enforce the provisions of this Agreement shall be entitled to recover its reasonable attorneys fees and costs.


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                                      -9-


17   CURRENCY

     17.1 Any dollar amounts noted herein are represented in Canadian currency.

18   SUCCESSORS AND ASSIGNS

     18.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and other legal representatives, successors and permitted assigns.

19   SEVERABILITY

     19.1 Each provision of this Agreement is intended to be severable, and if any provision hereof is found by a court of competent authority to be illegal or invalid, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

20   TIME OF THE ESSENCE

     20.1 Time shall be of the essence in this Agreement.

21   WAIVER

     21.1 No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

22   ENTIRE AGREEMENT

     22.1 This Agreement sets forth all of the representations, promises, agreements and understandings among the parties hereto with respect to the purchase and sale of the Work, and there are no representations, promises, agreements or understandings, oral or written express or implied, other than as set forth, referred to, or incorporated herein.

23   EXECUTION

     23.1 This Agreement may be executed in counterparts and delivered by facsimile copy by any of the parties. Each executed counterpart shall be deemed to be an original and such counterparts shall together constitute one and the same agreement.


Purchaser:                                   Vendor:

                                             ON-LINE FILM SERVICES INC.
------------------------
PURCHASER
                                             Per:
                                                  ----------------------
Date: December 31, 1997                           Authorized Signatory

                                            Date: December 31, 1997

                                    SCHEDULES

     A.   Program Description

     B.   Field of Use

     C.   Bill of Sale

     D.   Ownership Territory

     E.   Third Party Property Incorporated in the Work

                                  SCHEDULE "A"


                               PROGRAM DESCRIPTION

The Casting Workbook is a client/server software application. The core of the server side of the software is a Windows NT-based Structured Query Language
(SQL) Relational Database administered through the User Interface and Relational Database Management Systems. Comprised of 25 Tables and 3 Views, the relational database is accessible through an Open Database Connectivity (ODBC) configuration. Data is stored in the SQL Database and in thousands of data files in the Windows NT File System (NTFS). Currently the data files include Hyper Text Markup Language (HTML) text files, JPEG images, Real Audio, Real Video and up to 360 various word processor document formats. Programmed Tables in Fulcrum Knowledge Network Search Server 2.0, index the data in both the SQL Database and the NTFS-based data files to provide a layer for distributed searches of all data stored in the Casting Workbook.

Additional specific custom configurations of the Servers and software provide an environment for the Client side User Interface (UI) files to reside and complete the Server side of the application. These configurations are specific Security Limits on files and folders in the NTFS, Security Rights assigned to User Groups and Users, and Home and Virtual Folders defined in Internet Information Server in Windows NT. Also at the server side are the Domain Name System configuration files stored on a Domain Name Server, in this case a Linux server, and the SMTP and POP Servers and their corresponding configurations files also on the Linux server. The Client side User Interface is stored in files within the NTFS. Clients use a Web Browser on their own Personal Computer to create a Hyper Text Transfer Protocol (HTTP) connection to access the public portion of the UI. The remaining UI is provided to the User after Security has been met. The UI is comprised of hundreds of HTML, Active Server Pages (ASP), Perl scripts, JPEG images, Graphic Interchange Format (GIF) images, Animated GIF image, audio and video files.

These files contain two basic components. First, programming in Microsoft Visual Basic Script (VB Script) or Perl that is compiled at run-time and second, HTML templates. During the run time phase the UI script programming interacts with the SQL database and the Fulcrum tables to return data - unique by time and user
- that is inserted into the HTML templates and returned to the User through the HTTP connection. Through the UI, data is viewed, added, changed or deleted.

                                  SCHEDULE "B"


                                  FIELD OF USE

The Field of Use is:

Use in the entertainment industry in North America by members of the following groups:

     (a)  users seeking to present themselves to casting directors and agencies;

     (b) individuals looking for talented people, such as talent agencies and casting directors; and

     (c) individuals from both of the above groups looking for value added services as further described in the emc Valuation.

                                  SCHEDULE "C"


                                  BILL OF SALE


     THIS INDENTURE is made December 31, 1997.

B E T W E E N :


          ON-LINE FILM SERVICES INC.
          (the "Vendor")

and


          PURCHASER
          (the "Purchaser")


     WHEREAS pursuant to an Asset Purchase Agreement made December 31, 1997 (the "Asset Purchase Agreement)" between the Vendor and the Purchaser, it was agreed that the Vendor shall sell and the Purchaser shall purchase the Purchased Work as described in the Asset Purchase Agreement;

     AND WHEREAS this Bill of Sale is made pursuant to the provisions of the Asset Purchase Agreement;

     AND WHEREAS it is intended that all capitalized terms used herein, unless otherwise defined, shall have the meaning ascribed thereto in the Asset Purchase Agreement;

     NOW THIS INDENTURE WITNESSES that in consideration of the Purchaser having entered into the Asset Purchase Agreement and having performed his obligations thereunder, the Vendor hereby sells, assigns, transfers and sets over unto the Purchaser, his successors and assigns, all of its interest in the Purchased Work, as defined in the Asset Purchase Agreement, present or future, vested or contingent, free and clear of all liens and encumbrances including, without limiting the generality of the foregoing, all copies of the Program, relating to the Ownership Territory, owned by and in the possession of the Vendor, whether in source code, object code or otherwise and whether in written form, or recorded on disc or other media.

     The Vendor hereby covenants, promises and agrees with the Purchaser to make delivery to the Purchaser of the Purchased Work in Alberta as follows:

     Purchaser
     c/o McCarthy Tetrault
     Suite 3200, 421 - Seven Avenue S.W.
     Calgary, Alberta, T2P 4K9

     The Vendor hereby covenants, promises and agrees with the Purchaser that the Vendor is now rightfully possessed of and has the right to sell, assign and transfer the Purchased Work to the Purchaser, his successors and assigns, according to the true intent and meaning of these presents, and that the Purchaser shall after the execution and delivery hereof have possession of, and may from time to time at all times hereafter peaceably and quietly have, hold, possess and use the same and every part thereof in the Ownership Territory, to and for his own use and benefit and his licensees, without any manner of hindrance, interruption, claim or demand whatsoever of, from or by the Vendor.

     The Vendor covenants and agrees with the Purchaser, his successors and assigns, that it will from time to time and at all times hereafter, upon every reasonable request of and at the expense of the Purchaser, his successors and assigns, make, do and execute, or cause to be made, done or executed all such further acts, deeds, instruments or assurances as may be reasonably required by the Purchaser, his successors and assigns, for more effectually and completely vesting in the Purchaser, his successors and assigns, the assets hereby sold, assigned and transferred, or for the purpose of registration or otherwise in the Ownership Territory.

     IN WITNESS WHERE this Indenture has been executed by an authorized representative of the Vendor as of the day and year first above written.


ON-LINE FILM SERVICES INC.


Per:
         Authorized Signatory

                                  SCHEDULE "D"


                               OWNERSHIP TERRITORY

         Canada:
                  British Columbia
                  Yukon

         USA:
                  Arkansas
                  Colorado
                  Idaho
                  Kansas
                  Louisiana
                  Missouri
                  Montana
                  Nebraska
                  New Mexico
                  North Dakota
                  Oklahoma
                  South Dakota
                  Texas
                  Utah
                  Wyoming

                                  SCHEDULE "E"


                              THIRD PARTY PROPERTY
                            INCORPORATED IN THE WORK


Fulcrum Knowledge Network 2.1 from Fulcrum Technologies Inc., 785 Carling Avenue, Ottawa, Ontario.